UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 6, 2025
HERITAGE DISTILLING HOLDING COMPANY INC.
(Exact name of registrant as specified in charter)

Delaware	001-42411	83-4558219
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

9668 Bujacich Road Gig Harbor, Washington	98332
(Address of Principal Executive Offices)	(zip code)

(253) 509-0008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CASK	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 6, 2025, the Board of Directors (the “Board”) of Heritage Distilling Holding Company, Inc. (the “Company”) increased the size of the Board to eight directors and appointed Matthew J. Swann to serve as a director of the Company, effective immediately. In addition, Mr. Swann was appointed to serve as chairman of the newly-created Technology and Cryptocurrency Committee of the Board.
In accordance with the terms of the Company’s second amended and restated certificate of incorporation and its amended and restated bylaws, Mr. Swann was seated in Class II and will serve on the Board until his initial term expires at the 2026 annual meeting of stockholders of the Company, at which time he is expected to stand for re-election.
Mr. Swann, age 54, is a Strategic Advisor and Chief Technology Officer (CTO) with decades of experience in the technology industry, specializing in cloud computing, fintech and digital payments and technology transformation. Since January 2023, Mr. Swann has been the President of Foo Services, a technology consulting firm. From March 2021 to February 2023, he served as CTO at NuBank (NYSE: NU), one of the world's largest digital financial services platforms, where he drove innovation, growth and strategy across product and platform development. From 2018 to March 2021, he served as CTO of Booking.com (NASDAQ: BKNG), an online travel agency. Before Booking.com, he held senior-level technology positions with several international companies, including establishing and overseeing all international digital payment platforms as a Vice President at Amazon (NASDAQ: AMZN) for nearly a decade, serving as CTO for Stubhub, and serving as Chief Information Officer for Citibank (NYSE: C) overseeing its Global Consumer Bank, Cards, Payments and Digital divisions. Currently, Mr. Swann serves as a Director at Payfare Inc. (TSE: PAY), where he supports digital innovation and transformation strategies. He also serves as a non-executive Director at Thredd Payments, a London-based fintech firm. He received a Bachelor of Science degree, Computer Information Systems, from Arizona State University.
There are no arrangements or understandings between Mr. Swann and any other person or persons pursuant to which Mr. Swann was selected as a director of the Company. There are no current or proposed transactions in which Mr. Swann, or any member of the immediate family of Mr. Swann, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission.
A copy of the press release announcing the appointment of Mr. Swann is furnished as Exhibit 99.1 to this Form 8-K.
8.01 Other Events
On January 6, 2025, the Board of the Company created the Technology and Cryptocurrency Committee of the Board to review corporate policies, standards and solutions related to technology and cryptocurrency, provide insight on the state of the art to create digital pathways for growth, evaluate ways to implement artificial intelligence (AI) into the Company’s processes and oversee its protocol for handling cryptocurrency, with an initial emphasis on Bitcoin (BTC). The Board also adopted a formal Bitcoin Treasury Policy Statement and guidance to the committee to prepare a formal Bitcoin Treasury Policy for adoption with the expectation that such a policy will detail how the Company will accept, hold, store and work with Bitcoin initially as its preferred cryptocurrency of choice.
A copy of the press release announcing this event, which includes the Bitcoin Treasury Policy Statement adopted by the Board of Directors on January 6, 2025, is furnished as Exhibit 99.2 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated January 7, 2025
99.2	Press Release dated January 10, 2025
99.3	Bitcoin Treasury Policy Statement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2025	HERITAGE DISTILLING HOLDING COMPANY INC.

	By:	/s/ Justin Stiefel
Justin Stiefel
Chief Executive Officer
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